SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2015

SELECTICA, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2015, Selectica, Inc. (the “Company”) completed its acquisition of b-pack SAS, a French société par actions simplifiée (“b-pack”), pursuant to the Agreement and Plan of Merger, dated as of March 30, 2015 (the “Merger Agreement”), by and among the Company, Selectica France SAS, a French société par actions simplifiée and wholly owned subsidiary of the Company (“Selectica France”), b-pack, and the shareholders of b-pack (the “b-pack Shareholders”) previously reported in the Company’s Current Report on Form 8-K filed March 30, 2015 (the “March 30 8-K”). Pursuant to the Merger Agreement, b-pack merged with and into Selectica France (the “Merger”) and Selectica France continued as the surviving entity. As a result of the Merger, the b-pack Shareholders received an aggregate cash payment of $1.07 million and an aggregate number of common shares of Selectica France (the “Merger Sub Shares”) were issued to the b-pack Shareholders on a pro rata basis, calculated based on the enterprise value allocation set forth in the Merger Agreement. Immediately thereafter, each b-pack Shareholder’s Merger Sub Shares were contributed to the Company in exchange for such b-pack Shareholder’s proportionate share of 1,841,244 shares of common stock of the Company, par value $0.0001 (the “Acquisition Shares”), resulting in Selectica France continuing as a wholly owned subsidiary of the Company (the “Acquisition”). Accordingly, as a result of the Merger and the Acquisition, the b-pack Shareholders received aggregate consideration consisting of the Acquisition Shares and $1.07 million in cash, less amounts related to the payment of transaction costs and subject to adjustment as provided in the Merger Agreement.

The foregoing description of the Merger, the Acquisition and the Merger Agreement does not propose to be complete and is qualified in its entirety by reference to the description of the Merger and the Acquisition set forth in the March 30 8-K and to the full text of the Merger Agreement, a copy of which was filed as Exhibit 10.1 to the March 30 8-K, which are incorporated herein by reference.

The Acquisition Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. At the closing of the Acquisition, the Company and the b-pack Shareholders entered into a Registration Rights Agreement, dated as of July 31, 2015, with respect to registration of the resale of the Acquisition Shares, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Upon the closing of the Acquisition, the Company issued options to certain b-pack employees, including the b-pack Shareholders, to purchase up to an aggregate of 700,000 shares of common stock of the Company, which awards were granted as employment inducement awards pursuant to NASDAQ Listing Rule 5635(c)(4) (the “Inducement Awards”).

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The sale and issuance of the Acquisition Shares at the closing of the Acquisition have been determined to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The b-pack Shareholders have represented that they are accredited investors, as that term is defined in Regulation D, and that they are acquiring the Acquisition Shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

The Inducement Awards, and the shares of common stock issuable upon exercise thereof, were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On August 3, 2015, the Company issued a press release announcing the completion of the Acquisition and the grant of the Inducement Awards, which is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01 and in Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) will be filed by amendment to this Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(d)	Exhibits

Exhibit No.	Description

10.1	Registration Rights Agreement, dated July 31, 2015.

99.1	Press release of Selectica, Inc., dated August 3, 2015 (furnished herewith pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2015

SELECTICA, INC. By: /s/ Todd Spartz Name: Todd Spartz Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement, dated July 31, 2015.

99.1	Press release of Selectica, Inc., dated August 3, 2015 (furnished herewith pursuant to Item 7.01).